UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 24, 2018. At the annual meeting, shareholders voted in favor of the election of ten directors, Pete Bassi, Joseph Boehm, Ann-Marie Campbell, Susan Chapman-Hughes, Sue Collyns, Dan Ginsberg, Marla Gottschalk, Alan Johnson, Harvey Kanter, and Benjamin Rosenzweig, to our Board of Directors; voted in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and approved our Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan. The final voting results were as follows:

(1)	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Pete Bassi	16,117,575	187,456	6,221,195
Joe Boehm	16,101,070	203,961	6,221,195
Ann-Marie Campbell	16,028,237	276,794	6,221,195
Susan Chapman-Hughes	16,058,422	246,609	6,221,195
Sue Collyns	16,116,364	188,667	6,221,195
Dan Ginsberg	16,056,371	248,660	6,221,195
Marla Gottschalk	15,968,795	336,236	6,221,195
Alan Johnson	16,116,449	188,582	6,221,195
Harvey Kanter	16,026,676	278,355	6,221,195
Benjamin Rosenzweig	14,621,335	1,683,696	6,221,195

(2)	Ratification of the appointment of Deloitte & Touche LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,187,771	306,378	32,077	—

(3)	Approval of Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,949,745	1,347,703	7,583	6,221,195

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	Potbelly Corporation

	By:	/s/ Michael Coyne
	Name:	Michael Coyne
	Title:	Chief Financial Officer